Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated December 23, 2008 relating to our audit of the financial statements of Timberline Resources Corporation, which appears in the Registration Statement on Form S-1/A (Amendment No. 3) of Timberline Resources Corporation (File No. 333-157607).

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

August 5, 2009